EX-23
                        CONSENT OF ACCOUNTANTS

RBSM, LLP
McLean, Virginia



December 29, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Seawright Holdings, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report in Seawright Holdings Inc.'s Form 10-KSB filed on May 20, 2003, and to all references to our firm included in this Registration Statement.

                                       Sincerely,


                                       /s/  RBSM, LLP
                                       RBSM, LLP